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                                                             Exhibit 99.22(d)(v)

[FORM]

                          LORD ABBETT SERIES FUND, INC.

                                                      Dated as of April __, 2005

                        Addendum to Management Agreement
                      between Lord Abbett Series Fund, Inc.
                           and Lord, Abbett & Co. LLC
                    Dated December 1, 1989 (the "Agreement")
                    ----------------------------------------

     Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Series Fund, Inc. (the "Fund") on behalf of the following class of the Fund (each a "Portfolio"), the Large-Cap Core Portfolio, do hereby agree that the annual management fee rate for the Portfolio with respect to paragraph 2 of the Agreement shall be as follows:

          .70 of the first $1 billion of average daily net assets, .65 of 1% of the next $1 billion, and .60 of 1% of such assets over $2 billion.

     For purposes of Section 15 (a) of the Investment Company Act of 1940, as amended, this Addendum and the Agreement shall together constitute the investment advisory contract of the Fund.

                             LORD, ABBETT & CO. LLC


                           BY:
                                ----------------------
                                Robert S. Dow
                                Managing Member


                           LORD ABBETT SERIES FUND, INC.
                   (on behalf of the Large-Cap Core Portfolio)


                           BY:
                                ----------------------
                                Paul A. Hilstad
                                Vice President and Secretary


Dated: April __, 2005